Exhibit 99.1

Stifel Reports Fourth Quarter and Full Year Results

ST. LOUIS, MO, January 29, 2025 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.36 billion for the three months ended December 31, 2024, compared with $1.15 billion a year ago. Net income available to common shareholders of $234.7 million, or $2.09 per diluted common share, compared with $153.2 million, or $1.38 per diluted common share for the fourth quarter of 2023. Non-GAAP net income available to common shareholders of $249.7 million, or $2.23 per diluted common share for the fourth quarter of 2024.

Net revenues of $4.97 billion for the year ended December 31, 2024 compared to $4.35 billion a year ago. Net income available to common shareholders of $694.1 million, or $6.25 per diluted common share, compared with $485.3 million, or $4.28 per diluted common share in 2023. Non-GAAP net income available to common shareholders of $755.9 million, or $6.81 per diluted common share in 2024.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel generated record net revenue and the second highest earnings per share in our history in 2024. The fact that we accomplished this level of performance in a year when our Institutional segment was rebounding from a very difficult operating environment in 2023 is a testament to the strength and diversity of our business model. Given our long history of profitable growth, Stifel is well positioned to capitalize on improving market conditions in 2025 and to achieve our short and long term targets.”

Full Year Highlights

The Company reported record net revenues of $4.97 billion driven by higher investment banking revenues, asset management revenues, and transactional revenues, partially offset by lower net interest income.

Non-GAAP net income available to common shareholders of $6.81.

Record asset management revenues, up 18% over 2023.

Record client assets of $501.4 billion, up 13% over 2023.

Recruited 100 financial advisors during the year, including 34 experienced employee advisors and 12 experienced independent advisors.

Non-GAAP pre-tax margin of 20%.

Return on average tangible common equity (ROTCE) (5) of 23%.

Tangible book value per common share (7) of $34.99, up 12% from prior year.

Fourth Quarter Highlights

Quarterly record net revenues of $1.36 billion.

Non-GAAP net income available to common shareholders of $2.23.

Investment banking revenue increased 48% over the year-ago quarter, driven by higher advisory and capital raising revenues.

Capital raising revenues increased 50% over the year-ago quarter.

Advisory revenues increased 47% over the year-ago quarter.

Non-GAAP pre-tax margin of 21%.

Annualized ROTCE (5) of 28%.

Other Highlights

Board of Directors authorized a 10% increase in common stock dividend starting in the first quarter of 2025.

Announced the acquisition of Bryan, Garnier, & Co.

Financial Summary (Unaudited)
(000s)	4Q 2024	4Q 2023	FY 2024	FY 2023

GAAP Financial Highlights:

Net revenues	$1,364,682	$1,146,379	$4,970,320	$4,348,944

Net income (1)	$234,685	$153,164	$694,098	$485,255

Diluted EPS (1)	$2.09	$1.38	$6.25	$4.28

Comp. ratio	58.3%	58.8%	58.7%	58.7%

Non-comp. ratio	22.2%	23.2%	22.6%	25.1%

Pre-tax margin	19.5%	18.0%	18.7%	16.2%

Non-GAAP Financial Highlights:

Net revenues	$1,364,721	$1,146,419	$4,971,051	$4,348,958

Net income (1) (2)	$249,710	$166,587	$755,896	$531,524

Diluted EPS (1) (2)	$2.23	$1.50	$6.81	$4.68

Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%

Non-comp. ratio (2)	21.3%	22.6%	21.9%	24.3%

Pre-tax margin (3)	20.7%	19.4%	20.1%	17.7%

ROCE (4)	20.1%	14.6%	15.9%	11.5%

ROTCE (5)	28.3%	21.3%	22.7%	16.6%

Global Wealth Management (assets and loans in millions)

Net revenues	$865,209	$766,028	$3,283,960	$3,049,962

Pre-tax net income	$316,318	$301,360	$1,207,942	$1,215,822

Total client assets	$501,402	$444,318

Fee-based client assets	$192,705	$165,301

Bank loans, net (6)	$21,311	$19,730

Institutional Group

Net revenues	$478,335	$359,292	$1,592,833	$1,226,317

Equity	$280,159	$200,915	$926,729	$709,286

Fixed Income	$198,176	$158,377	$666,104	$517,031

Pre-tax net income	$95,681	$7,771	$223,400	$2,100

Media Contact: Neil Shapiro (212) 271-3447  |  Investor Contact: Joel Jeffrey (212) 271- 3610  |  www.stifel.com/investor-relations

Global Wealth Management

Fourth Quarter Results

Global Wealth Management reported record net revenues of $865.2 million for the three months ended December 31, 2024 compared with $766.0 million during the fourth quarter of 2023. Pre-tax net income was $316.3 million compared with $301.4 million in the fourth quarter of 2023.

Highlights

Client assets of $501.4 billion, up 13% over the year-ago quarter.

Fee-based client assets of $192.7 billion, up 17% over the year-ago quarter.

Recruited 8 financial advisors during the quarter, including 4 experienced employee advisors with total trailing 12 month production of $8 million.

Net revenues increased 13% from a year ago:

Transactional revenues increased 18% over the year-ago quarter reflecting an increase in client activity.

Asset management revenues increased 23% over the year-ago quarter reflecting higher asset values as a result of improved market conditions and net cash inflows.

Net interest income decreased 1% from the year-ago quarter primarily as a result of lower rates, partially offset by balance sheet growth.

Total Expenses:

Compensation expense as percent of net revenues increased to 48.5% primarily as a result of higher compensable revenues.

Provision for credit losses was primarily impacted by loan growth and a deterioration in certain loans, partially offset by a slightly better macroeconomic forecast.

Non-compensation operating expenses as a percent of net revenues increased to 14.9% primarily as a result of higher litigation-related expenses and an increase in the provision for credit losses, partially offset by revenue growth.

Summary Results of Operations

(000s)	4Q 2024	4Q 2023

Net revenues	$865,209	$766,028

Transactional revenues	200,564	169,471

Asset management	405,800	330,498

Net interest income	254,337	257,920

Investment banking	5,198	4,562

Other income	(690)	3,577

Total expenses	$548,891	$464,668

Compensation expense	419,466	359,376

Provision for credit losses	11,893	(37)

Non-comp. opex	117,532	105,329

Pre-tax net income	$316,318	$301,360

Compensation ratio	48.5%	46.9%

Non-compensation ratio	14.9%	13.8%

Pre-tax margin	36.6%	39.3%

Stifel Financial Corp. | Page 2

Institutional Group

Fourth Quarter Results

Institutional Group reported net revenues of $478.3 million for the three months ended December 31, 2024 compared with $359.3 million during the fourth quarter of 2023. Pre-tax net income was $95.7 million compared with $7.8 million in the fourth quarter of 2023.

Highlights

Investment banking revenues increased 49% from a year ago:

Advisory revenues of $189.9 million increased 47% from the year-ago quarter driven by higher levels of completed advisory transactions.

Fixed income capital raising revenues increased 53% over the year-ago quarter primarily driven by higher bond issuances.

Equity capital raising revenues increased 52% over the year-ago quarter driven by higher volumes.

Fixed income transactional revenues increased 16% from a year ago:

Fixed income transactional revenues increased from the year-ago quarter driven by improved client engagement and realized trading gains.

Equity transactional revenues increased 5% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by an increase in equities trading commissions.

Total Expenses:

Compensation expense as a percent of net revenues decreased to 58.6% primarily as a result of higher revenues.

Non-compensation operating expenses as a percent of net revenues decreased to 21.4% primarily as a result of revenue growth.

Summary Results of Operations

(000s)	4Q 2024	4Q 2023

Net revenues	$478,335	$359,292

Investment banking	299,221	201,102

Advisory	189,912	129,378

Fixed income capital raising	61,424	40,214

Equity capital raising	47,885	31,510

Fixed income transactional	118,700	102,019

Equity transactional	59,409	56,501

Other	1,005	(330)

Total expenses	$382,654	$351,521

Compensation expense	280,261	248,970

Non-comp. opex.	102,393	102,551

Pre-tax net income	$95,681	$7,771

Compensation ratio	58.6%	69.3%

Non-compensation ratio	21.4%	28.5%

Pre-tax margin	20.0%	2.2%

Stifel Financial Corp. | Page 3

Global Wealth Management

Full Year Results

Global Wealth Management reported record net revenues of $3.3 billion for the year ended December 31, 2024 compared with $3.0 billion in 2023. Pre-tax net income of $1.2 billion decreased 1% from 2023.

Highlights

Recruited 100 financial advisors during the year, including 34 experienced employee advisors and 12 experienced independent advisors with total trailing 12 month production of $37 million.

Net revenues increased 8% from prior year:

Transactional revenues increased 15% from prior year reflecting an increase in client activity.

Asset management revenues increased 18% from prior year reflecting higher asset values as a result of improved market conditions and net cash inflows.

Net interest income decreased 11% from prior year primarily driven by changes in the deposit mix, partially offset by lending growth and higher rates.

Total Expenses:

Compensation expense as a percent of net revenues increased to 48.9% primarily as a result of higher compensable revenues.

Provision for credit losses was primarily impacted by loan growth and a deterioration in certain loans, partially offset by a slightly better macroeconomic forecast.

Non-compensation operating expenses as a percent of net revenues increased to 14.3% primarily as a result of higher litigation-related expenses and an increase in the provision for credit losses, partially offset by revenue growth.

Summary Results of Operations

(000s)	FY 2024	FY 2023

Net revenues	$3,283,960	$3,049,962

Transactional revenues	752,352	654,231

Asset management	1,536,296	1,299,361

Net interest income	967,712	1,086,628

Investment banking	21,475	16,680

Other income	6,125	(6,938)

Total expenses	$2,076,018	$1,834,140

Compensation expense	1,605,148	1,415,210

Provision for credit losses	25,102	22,699

Non-comp. opex	445,768	396,231

Pre-tax net income	$1,207,942	$1,215,822

Compensation ratio	48.9%	46.4%

Non-compensation ratio	14.3%	13.7%

Pre-tax margin	36.8%	39.9%

Stifel Financial Corp. | Page 4

Institutional Group

Full Year Results

Institutional Group reported net revenues of $1.6 billion for the year ended December 31, 2024 compared with $1.2 billion in 2023. Pre-tax net income was $223.4 million compared with $2.1 million in 2023.

Highlights

Investment banking revenues increased 36% from prior year:

Advisory revenues of $577.4 million increased 24% from prior year driven by higher levels of completed advisory transactions.

Fixed income capital raising revenues increased 48% from prior year driven by an increase in our corporate debt issuance business.

Equity capital raising revenues increased 74% from prior year driven by higher volumes.

Fixed income transactional revenues increased 27% from prior year:

Fixed income transactional revenues increased from prior year driven by improved client engagement, market volatility, and realized trading gains.

Equity transactional revenues increased 7% from prior year:

Equity transactional revenues increased from prior year driven by an increase in equities trading commissions.

Total Expenses:

Compensation expense as a percent of net revenues decreased to 60.2% primarily as a result of higher revenues.

Non-compensation operating expenses as a percent of net revenues decreased to 25.8% as a result of revenue growth and expense discipline.

Summary Results of Operations

(000s)	FY 2024	FY 2023

Net revenues	$1,592,833	$1,226,317

Investment banking	973,356	714,575

Advisory	577,432	465,588

Fixed income capital raising	209,047	141,647

Equity capital raising	186,877	107,340

Fixed income transactional	393,013	308,393

Equity transactional	215,223	201,413

Other	11,241	1,936

Total expenses	$1,369,433	$1,224,217

Compensation expense	959,602	841,671

Non-comp. opex.	409,831	382,546

Pre-tax net income	$223,400	$2,100

Compensation ratio	60.2%	68.6%

Non-compensation ratio	25.8%	31.2%

Pre-tax margin	14.0%	0.2%

Stifel Financial Corp. | Page 5

Other Matters

Highlights

Total assets increased $2.1 billion, or 6%, over the year-ago quarter.

The Board of Directors approved a 10% increase in the quarterly dividend to $0.46 per common share starting in the first quarter of 2025.

The Company repurchased $45.5 million of its outstanding common stock during the fourth quarter. During 2024, the Company repurchased $242.6 million of its outstanding common stock.

Weighted average diluted shares outstanding increased from the year-ago quarter as a result of the increase in share price and a decrease in share repurchases over the comparable period.

The effective tax rate was primarily impacted by the benefit related to the tax impact on stock-based compensation.

The Board of Directors declared a $0.42 quarterly dividend per share payable on December 16, 2024 to common shareholders of record on December 2, 2024.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on December 16, 2024 to shareholders of record on December 2, 2024.

	4Q 2024	4Q 2023	FY 2024	FY 2023

Common stock repurchases

Repurchases (000s)	$45,461	$141,138	$242,628	$518,296

Number of shares (000s)	408	2,345	3,140	8,475

Average price	$111.30	$60.18	$77.28	$61.16

Period end shares (000s)	102,171	101,062	102,171	101,062

Weighted average diluted shares outstanding (000s)	112,089	111,330	110,975	113,453

Effective tax rate	8.3%	21.1%	21.2%	26.1%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	15.4%	14.2%

Tier 1 risk based capital ratio	18.2%	17.2%

Tier 1 leverage capital ratio	11.4%	10.5%

Tier 1 capital (MM)	$4,331	$3,916

Risk weighted assets (MM)	$23,742	$22,748

Average assets (MM)	$38,073	$37,451

Quarter end assets (MM)	$39,896	$37,727

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 6

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full year 2024 financial results conference call on Wednesday, January 29, 2025, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 7408307. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC; in Canada through Stifel Nicolaus Canada Inc.; and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp. | Page 7

Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
(000s, except per share amounts)	12/31/2024	12/31/2023	% Change	9/30/2024	% Change	12/31/2024	12/31/2023	% Change

Revenues:

Commissions	$ 203,786	$ 173,614	17.4	$ 183,445	11.1	$ 756,024	$ 673,597	12.2

Principal transactions	174,887	154,377	13.3	137,089	27.6	604,564	490,440	23.3

Investment banking	304,419	205,664	48.0	243,182	25.2	994,831	731,255	36.0

Asset management	405,825	330,536	22.8	382,616	6.1	1,536,674	1,299,496	18.3

Other income	3,294	9,687	(66.0)	18,705	(82.4)	43,129	8,747	393.1

Operating revenues	1,092,211	873,878	25.0	965,037	13.2	3,935,222	3,203,535	22.8

Interest revenue	500,661	516,213	(3.0)	510,823	(2.0)	2,016,464	1,955,745	3.1

Total revenues	1,592,872	1,390,091	14.6	1,475,860	7.9	5,951,686	5,159,280	15.4

Interest expense	228,190	243,712	(6.4)	251,192	(9.2)	981,366	810,336	21.1

Net revenues	1,364,682	1,146,379	19.0	1,224,668	11.4	4,970,320	4,348,944	14.3

Non-interest expenses:

Compensation and benefits	795,750	674,437	18.0	718,065	10.8	2,916,229	2,554,581	14.2

Non-compensation operating expenses	302,731	265,947	13.8	289,945	4.4	1,125,647	1,087,671	3.5

Total non-interest expenses	1,098,481	940,384	16.8	1,008,010	9.0	4,041,876	3,642,252	11.0

Income before income taxes	266,201	205,995	29.2	216,658	22.9	928,444	706,692	31.4

Provision for income taxes	22,196	43,511	(49.0)	58,153	(61.8)	197,065	184,156	7.0

Net income	244,005	162,484	50.2	158,505	53.9	731,379	522,536	40.0

Preferred dividends	9,320	9,320	0.0	9,320	0.0	37,281	37,281	0.0

Net income available to common shareholders	$ 234,685	$ 153,164	53.2	$ 149,185	57.3	$ 694,098	$ 485,255	43.0

Earnings per common share:

Basic	$2.26	$1.47	53.7	$1.43	58.0	$6.67	$4.55	46.6

Diluted	$2.09	$1.38	51.4	$1.34	56.0	$6.25	$4.28	46.0

Cash dividends declared per common share	$0.42	$0.36	16.7	$0.42	0.0	$1.68	$1.44	16.7

Weighted average number of common shares outstanding:

Basic	103,856	103,934	(0.1)	103,966	(0.1)	104,066	106,661	(2.4)

Diluted	112,089	111,330	0.7	110,994	1.0	110,975	113,453	(2.2)

Stifel Financial Corp. | Page 8

Non-GAAP Financial Measures (9)

	Three Months Ended		Year Ended

(000s, except per share amounts)	12/31/2024	12/31/2023	12/31/2024	12/31/2023

GAAP net income	$244,005	$162,484	$731,379	$522,536

Preferred dividend	9,320	9,320	37,281	37,281

Net income available to common shareholders	234,685	153,164	694,098	485,255

Non-GAAP adjustments:

Merger-related (10)	16,820	16,921	60,745	63,222

Restructuring and severance (11)	(430)	—	10,792	—

Provision for income taxes (12)	(1,365)	(3,498)	(9,739)	(16,953)

Total non-GAAP adjustments	15,025	13,423	61,798	46,269

Non-GAAP net income available to common shareholders	$249,710	$166,587	$755,896	$531,524

Weighted average diluted shares outstanding	112,089	111,330	110,975	113,453

GAAP earnings per diluted common share	$2.18	$1.46	$6.59	$4.61

Non-GAAP adjustments	0.14	0.12	0.56	0.40

Non-GAAP earnings per diluted common share	$2.32	$1.58	$7.15	$5.01

GAAP earnings per diluted common share available to common shareholders	$2.09	$1.38	$6.25	$4.28

Non-GAAP adjustments	0.14	0.12	0.56	0.40

Non-GAAP earnings per diluted common share available to common shareholders	$2.23	$1.50	$6.81	$4.68

Stifel Financial Corp. | Page 9

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Year Ended

(000s)	12/31/2024	12/31/2023	12/31/2024	12/31/2023

GAAP compensation and benefits	$795,750	$674,437	$2,916,229	$2,554,581

As a percentage of net revenues	58.3%	58.8%	58.7%	58.7%

Non-GAAP adjustments:

Merger-related (10)	(4,641)	(9,203)	(22,039)	(32,150)

Restructuring and severance (11)	430	—	(10,792)	—

Total non-GAAP adjustments	(4,211)	(9,203)	(32,831)	(32,150)

Non-GAAP compensation and benefits	$791,539	$665,234	$2,883,398	$2,522,431

As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%

GAAP non-compensation expenses	$302,731	$265,947	$1,125,647	$1,087,671

As a percentage of net revenues	22.2%	23.2%	22.6%	25.1%

Non-GAAP adjustments:

Merger-related (10)	(12,140)	(7,678)	(37,975)	(31,058)

Non-GAAP non-compensation expenses	$290,591	$258,269	$1,087,672	$1,056,613

As a percentage of non-GAAP net revenues	21.3%	22.6%	21.9%	24.3%

Total adjustments	$16,390	$16,921	$71,537	$63,222

Stifel Financial Corp. | Page 10

Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $80.3 million and $71.1 million as of December 31, 2024 and 2023, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, January 29, 2025.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

Stifel Financial Corp. | Page 11